UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On May 20, 2026, Pacira BioSciences, Inc. issued the following press release in connection with its 2026 Annual Meeting of Stockholders:

Pacira BioSciences Files Investor Presentation Highlighting Successful Execution of its Long-Term Strategy to Drive Value for All Stockholders

Urges Stockholders to Vote “FOR” the Election of Pacira’s Highly Qualified Nominees on the BLUE Proxy Card Today

BRISBANE, Calif, May 20, 2026 - Pacira BioSciences, Inc. (Nasdaq: PCRX) (the “Company” or “Pacira”), the industry leader in its commitment to deliver innovative, non-opioid pain therapies to transform the lives of patients, recently posted an investor presentation in connection with its upcoming 2026 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on June 9, 2026. Stockholders of record as of April 22, 2026 are entitled to vote at the Annual Meeting.

The presentation is available on the Pacira website at investor.pacira.com.

Highlights from the presentation include:

•Pacira’s 5x30 strategy is delivering record financial and strategic performance. In 2025, Pacira achieved total revenue of $726.4 million, GAAP gross margins of 79.4% and non-GAAP gross margins of 81.2%1, each the highest in company history. EXPAREL volume growth accelerated to 8% in the second half of 2025, nearly doubling the first half of the year, reflecting strengthening demand and commercial execution. Since launching the 5x30 plan in January 2025, Pacira has generated total stockholder return of 22%2, demonstrating early success in translating strategy into value for all stockholders. This momentum has continued into 2026, with first quarter results demonstrating sustained growth across Pacira’s commercial portfolio, including EXPAREL revenue of $143.3 million, a 5% increase year-over-year, ZILRETTA revenue of $26.8 million, a 15% increase year-over-year and iovera° revenue of $6.2 million, a 21% increase year-over-year.

•Pacira has been executing a disciplined capital allocation and strategic de-risking approach designed to enhance durability and long-term growth. The Company has returned $200 million3 to stockholders since April 2025 under a $300 million share repurchase program that was authorized by the board of directors in April 2025. Pacira reached a favorable, volume-limited settlement in the multi-year EXPAREL patent litigation that secures exclusivity through 2030 and provides greater visibility into future
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1 Non-GAAP Gross Margin is a non-GAAP financial measure. See “Non-GAAP Financial Information” for the definition of non-GAAP Gross Margin and a reconciliation to the most directly comparable GAAP measure.
2 One day prior to announcement on January 10, 2025. As of closing stock price on May 15, 2026.
3 As of March 31, 2026.

cash flows. In parallel, Pacira is advancing PCRX-201 (enekinragene inzadenovec) and PCRX-2002, each targeting multi-billion-dollar annual market opportunities in osteoarthritis and postsurgical pain, respectively.

•Pacira’s board has the experience, independence and skillset necessary to oversee strategy execution to drive stockholder value. The board has been purpose-built with deep expertise across biopharmaceutical development, commercialization, public policy and operations and is further strengthened with directors who have public company board experience and successful track records of overseeing successful mergers and acquisitions, enabling effective oversight of both near-term execution and long-term growth initiatives. Since October 2023, the board has added five new independent directors and nominated a sixth for election at the Annual Meeting, resulting in a board that would be 89% independent with an average tenure of approximately 4.6 years following the Annual Meeting.

•Pacira’s nominees bring differentiated, directly relevant expertise to support continued execution of the Company’s 5x30 strategy and are vastly superior to DOMA Perpetual Capital Management LLC’s (“DOMA Perpetual” or “DOMA”)4 nominees. Pacira’s slate includes seasoned leaders with deep public policy, clinical development and commercial expertise, collectively representing approximately 70 years of biopharmaceutical experience and more than 40 years of senior executive leadership, positioning them to provide effective oversight and strategic guidance. In stark contrast, DOMA’s underqualified candidates completely lack comparable industry, governance and public company experience and would not be additive to the Pacira board.

•DOMA’s campaign reflects a fundamental misunderstanding of Pacira’s strategy and value creation plan and is not aligned with the interests of all stockholders. DOMA’s “plan” is to downgrade the Pacira board with three unqualified director candidates, broadly cut costs without regard to the impact on revenue growth, discontinue pipeline development, replace Frank D. Lee as CEO and engage bankers to proceed with an immediate sale process of the company. The consequences of these potential actions include, among other things, significantly reducing the quality and effectiveness of board oversight, restricting Pacira’s ability to invest in a pipeline to support durable long-term growth and allowing DOMA to pursue a potential “fire sale” of the company.

Your vote is extremely important no matter how many shares you own.

Whether or not you expect to attend the Annual Meeting, please promptly follow the easy instructions on your BLUE proxy card or BLUE voting instruction form to vote by proxy, over the Internet, by telephone or by mail.

Please simply DISREGARD any white proxy card you may receive from DOMA.

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4 DOMA Perpetual Capital Management LLC is affiliated with certain other persons and entities identified in DOMA Perpetual’s definitive proxy solicitation materials dated May 13, 2026.

If you have questions or require assistance with voting your shares, please contact Pacira’s proxy solicitor:

D.F. King & Co., Inc. at +1 (800) 714-3310 (toll-free from the U.S. and Canada) or +1 (646) 981-1286 (banks and brokers) or email PCRX@dfking.com.

Advisors

Goldman Sachs & Co. LLC is acting as financial advisor and Perkins Coie LLP is acting as legal counsel to Pacira.

About Pacira

Pacira delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block, an adductor canal nerve block, and a sciatic nerve block in the popliteal fossa for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and iovera®°, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing a pipeline of clinical-stage assets for musculoskeletal pain and adjacencies, its most advanced product candidate, PCRX-201 (enekinragene inzadenovec), a novel locally administered gene therapy, is in Phase 2 clinical development for osteoarthritis of the knee. To learn more about Pacira, visit www.pacira.com.

Forward-Looking Statements

Any statements in this document about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to: the 2026 Annual Meeting of Stockholders; Pacira’s board of directors and the contributions of new directors and director nominees; ‘5x30’, our growth and business strategy, our future outlook, the strength and efficacy of our intellectual property protection and patent terms, our future growth potential and future financial and operating results and trends, our plans, objectives, expectations (financial or otherwise) and intentions, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio and product development programs, strategic alliances, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act and any other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from these indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the acquired businesses and/or assets will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and United States economic conditions (including tariffs, inflation and rising interest rates), and our business, including our revenues, financial condition, cash flows and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA, iovera° and any of our other product candidates, including but not limited to PCRX-201 (enekinragene inzadenovec) and PCRX-2002; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary high-capacity adenovirus (“HCAd”) vector platform; the approval of the commercialization of our products in other jurisdictions (by either us or our partners); clinical trials in support of an existing or potential HCAd-based product candidate; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the company; the anticipated funding or benefits of our share repurchase program; and factors discussed in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that it periodically makes with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this document represent Pacira’s views as of the date of this document. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such Pacira anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law, Pacira undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing Pacira’s views as of any date subsequent to the date of this document.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Pacira’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that Pacira periodically makes with the SEC.

Important Additional Information Regarding Proxy Solicitation

On April 28, 2026, Pacira filed a definitive proxy statement on Schedule 14A and BLUE proxy card with the SEC in connection with its solicitation of proxies for Pacira’s 2026 annual meeting of stockholders (the “2026 Proxy Statement,” and such meeting the “2026 Annual Meeting”). This document is not a substitute for the 2026 Proxy Statement or any other document that Pacira has filed or may file with the SEC in connection with any solicitation by Pacira. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF PACIRA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING PACIRA’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive 2026 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at http://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

Participants in the Solicitation

Pacira, its directors, director nominees, certain of its executive officers, and other employees may be deemed participants in the solicitation of proxies from stockholders in respect of the 2026 Annual Meeting. Information regarding the names of such persons and their respective interests in Pacira by security holdings or otherwise is set forth in the 2026 Proxy Statement. Please refer to the sections captioned “Director Compensation,” “Executive Compensation,” “Stock Ownership Information” and “Appendix D—Supplemental Information Regarding Participants in the Solicitation” in the 2026 Proxy Statement. To the extent holdings of Pacira’s directors, director nominees, and executive officers who may be deemed to be participants in the solicitation in Pacira’s securities have changed since the amounts described in the 2026 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC, as applicable.

Additional information can also be found in Pacira’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026. Details concerning potential participants in the solicitation, including Pacira’s director nominees for election at the 2026 Annual Meeting, are also included in the 2026 Proxy Statement. These documents, including the 2026 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at https://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

Non-GAAP Financial Information

This document contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP) — Non-GAAP Gross Margin and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) — because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement Pacira’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future gross margin and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of Pacira’s financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements. The non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

Reconciliation of U.S. GAAP Gross Margin to Non-GAAP Gross Margin (in thousands, except percentages) (unaudited)
2025
GAAP Total Revenues	$726,411
GAAP Gross Margin	$576,662
GAAP Gross Margin Percentage	79.4%
Adjustments to GAAP Gross Margin:
Stock-Based Compensation	$6,448
Decommissioning of Manufacturing Suite (1)	6,521
Non-GAAP Gross Margin	$589,631
Non-GAAP Gross Margin Percentage	81.2%
(1) In July 2025, as a result of improving manufacturing efficiencies for EXPAREL, we announced the decommissioning of our 45-liter EXPAREL batch manufacturing suite located at our Science Center Campus in San Diego, California, and reduced our workforce accordingly. During the year ended December 31, 2025, we recognized $6.5 million of accelerated depreciation expense on fixed assets and reserved raw materials associated with this manufacturing suite that was recorded to cost of goods sold in the consolidated statement of operations.

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Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Kim Hamilton, (973) 254-4644 kim.hamilton@pacira.com